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                                  EXHIBIT 21.1


                                  SUBSIDIARIES





                        NAME OF SUBSIDIARY                                         COUNTRY OR STATE OF ORGANIZATION
AremisSoft (UK) Plc                                                  United Kingdom corporation

Briter Computer Systems Limited                                      United Kingdom corporation

LK Global Construction Systems (UK) Ltd                              United Kingdom corporation

LK Global Field Engineering Systems (UK) Ltd                         United Kingdom corporation

LK Global Financial Systems (UK) Limited                             United Kingdom corporation

LK Global Healthcare Systems (UK) Ltd                                United Kingdom corporation

LK Global Hospitality Systems (UK) Ltd                               United Kingdom corporation

LK Global Human Resources (UK) Limited                               United Kingdom corporation

LK Global Information Systems (UK) Plc                               United Kingdom corporation

LK Global Manufacturing Systems (UK) Ltd                             United Kingdom corporation

LK Global Software Engineering (UK) Limited                          United Kingdom corporation
AremisSoft (E.E. M.E. A.) Limited                                    Cyprus corporation

LK Global Manufacturing Systems (US) Inc                             Delaware corporation

Online Applications Inc.                                             Delaware corporation

LK Global Software Engineering (India) Private Limited               Indian corporation

e-nnovations.com                                                     Indian corporation

LK Global Information Systems BV                                     Netherlands corporation